UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 28, 2006
                               (August 22, 2006)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

           Delaware                  000-16299                   13-3054685
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(State or other jurisdiction        (Commission               (I.R.S. Employer
       of incorporation)            File Number)             Identification No.)

700 Airport Blvd. Suite 300, Burlingame, CA                         94010
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 (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On August 22, 2006, the Company entered into Cancellation and Regrant Agreements with directors Thomas Holt, Homer Dunn, John Gaulding, and Robert Henry Kite. Under these Agreements certain non-qualified options to purchase shares of the Company's common stock were replaced with Warrants to purchase shares of the Company's common stock. The exercise prices and terms of the warrants mirrored the exercise prices and terms of the non-qualified stock options. The exercise prices ranged from $2.60 per share to $6.38 per share for Thomas Holt, from $2.60 per share to $2.85 per share for John Gaulding, from $2.60 per share to $2.85 per share for Homer Dunn, and from $2.35 per share to $2.85 per share for Robert Henry Kite. The cancelled stock options and granted warrants covered an aggregate of 192,500 shares for Thomas Holt, 322,500 shares for John Gaulding, 262,500 shares for Homer Dunn, and 245,000 shares for Robert Henry Kite.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ANTs software inc.

Date: August 28, 2006               By: /s/ Kenneth Ruotolo
                                        -------------------
                                        Kenneth Ruotolo, Chief Financial Officer